Exhibit Index
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SUB-ITEM 77B

        Accountant's report on internal control. Manually filed on Form SE on or about February 24, 1997.

SUB-ITEM 77Q1

(a) Articles Supplementary to the Articles of Incorporation, filed May 20, 1996. Filed previously on EDGAR with Post-Effective Amendment No. 62 to the Registration Statement of Founders Funds, Inc. on February 24, 1997 and incorporated herein by reference.

        Articles Supplementary to the Articles of Incorporation, filed October 21, 1996. Filed previously on EDGAR with Post-Effective Amendment No. 62 to the Registration Statement of Founders Funds, Inc. on February 24, 1997 and incorporated herein by reference.